Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

LRAD Corporation

San Diego, California

We consent to the incorporation by reference in Registration Statements File No. 333-144698 and File No. 333-125454 on Form S-8 and File No. 333-172552 on Form S-3 of LRAD Corporation of our report dated November 20, 2014, relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K of LRAD Corporation for the year ended September 30, 2014.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

San Diego, CA
November 20, 2014